UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2019

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2019, Benefit Street Partners Realty Trust, Inc. (the “Company”) filed Articles Supplementary (“Articles Supplementary”) to the Company’s Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation, pursuant to which the aggregate number of classified and designated shares of the Company’s Series A convertible preferred stock, $0.01 par value (the “Series A Preferred Stock”), was increased from 40,000 to 60,000. The Articles Supplementary became effective upon filing. A summary of the material terms of the Series A Preferred Stock is contained in Item 1.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2018, and is incorporated herein by reference. A copy of the Articles Supplementary is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. As of December 6, 2019, there were approximately 40,495 shares of Series A Preferred Stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Articles Supplementary of Benefit Street Partners Realty Trust, Inc., dated December 5, 2019, relating to Additional Shares of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: December 6, 2019